EXHIBIT 99.1

For additional information contact:

Terry Gibson,	Phone: 408.236.7518
Chief Executive Officer and	E-mail: Terry.Gibson@Cosinecom.com
Chief Financial Officer

COSINE COMMUNICATIONS, INC. MOURNS DEATH
OF ITS CHIEF EXECUTIVE OFFICER

San Jose, California, Jan 17, 2005 — CoSine Communications, Inc (Nasdaq: COSN) today announced that its Chief Executive Officer and President, Steve Goggiano, passed away on Friday, January 14, 2005. “Steve Goggiano brought a personal level of commitment, energy and integrity to everything he did,” said Don Green, CoSine’s Chairman of the Board. “Our thoughts and prayers are with his family.”

CoSine’s Board of Directors has appointed CoSine’s Chief Financial Officer, Terry Gibson, to assume the additional role of Chief Executive Officer and has appointed him to its board of directors. “Our focus is on the timely completion of the merger with Tut Systems, announced on January 7, 2005,” stated Terry Gibson, “and on the ongoing support of our customers.”

“We are deeply saddened by the loss of Steve and express our sincere condolences to his family, friends and colleagues,” said Sal D’Auria, Chairman, President and CEO of Tut Systems, Inc. (Nasdaq: TUTS) “Steve worked tirelessly in his support of Cosine’s merger with Tut Systems and it is our intention to continue his good work with Terry and Cosine’s Board to bring this merger to a successful completion.”

On January 7, 2005, CoSine filed a Form 8-K announcing the signing of a definitive agreement to merge with Tut Systems Inc. (Nasdaq: TUTS) in a stock-for-stock transaction whereby Tut Systems, Inc. would issue approximately 6.0 million shares of its common stock to acquire all of the outstanding shares of CoSine’s common stock. The transaction, which is subject to approval by the stockholders of both companies and to other normal closing conditions, is expected to close by March 31, 2005.

ABOUT COSINE COMMUNICATIONS
CoSine Communications is a global telecommunications equipment supplier founded in 1998 to empower service providers to deliver a compelling portfolio of managed, network-based IP and Broadband services to consumers and business customers. From the edge of the network, several of the world’s largest carriers use the CoSine platform to deliver customized and profitable network-based services to consumers and enterprises. For more information about CoSine Communications, visit the company’s Web site at: www.cosinecom.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine’s expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, CoSine’s ability to identify and effectuate desirable strategic alternatives, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by CoSine, the ability of CoSine to negotiate and finalize the termination of its existing real estate leases, and the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, , all as may be discussed in more detail on pages 29 through 35 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2003 and on pages 13 and 14 and pages 24 through 29 of our Quarterly Report on Form 10-Q for the quarter ending September 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.